Exhibit 99

INVESTOR CONTACT:
William Prate
Director, Investor Relations
william.prate@tennantco.com
763-540-1547

Tennant Company Reports 2020 Second-Quarter Results

Net sales of $214.0 million, decrease of 27.2 percent organically

Second-quarter GAAP net income of $14.3 million, or $0.77 diluted earnings per share;
adjusted diluted EPS of $0.96 per share

Adjusted EBITDA of $35.3 million, or 16.5 percent of sales

Strong cash and liquidity position

MINNEAPOLIS, July 30, 2020—Tennant Company (“Tennant”) (NYSE: TNC), a world leader in the design, manufacture and marketing of solutions that help create a cleaner, safer and healthier world, today reported second-quarter results for 2020. For the second quarter, net sales totaled $214.0 million, representing a year-over-year decrease of 28.6 percent, or down 27.2 percent on an organic basis, primarily due to the coronavirus pandemic and resulting global business slowdown. Net income for the second quarter of 2020 was $14.3 million, or $0.77 per diluted share, compared with $14.8 million, or $0.81 per diluted share, in the year-ago period. Adjusted diluted earnings per share, which exclude certain non-operational items and amortization expense, were $0.96, compared with $1.35 in the second quarter of 2019. Excluding non-operational items, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) for the second quarter of 2020 were $35.3 million, or 16.5 percent of sales, compared with $41.8 million, or 13.9 percent of sales, in the year-ago period. In the second quarter of 2020, cash flow from operations provided $39.8 million, compared to $22.5 million in the prior-year second quarter. (See the Supplemental Non-GAAP Financial Table.)
“In the second quarter, we honored our 150-year commitment to providing the equipment, parts and service our customers need to keep their facilities clean and safe,” said Chris Killingstad, Tennant Company’s president and chief executive officer. “While revenue was down year-over-year in the quarter, we are encouraged with the trend we saw in the quarter as the decline in revenue was significantly less in June than in the earlier months of the quarter. At the same time, we took certain actions to manage our costs and cash flow carefully, while preserving our ability to ramp up quickly when global markets recover. While our profitability measures for the second quarter reflect some considerable cost savings that we do not expect will repeat in subsequent quarters, they are consistent with our overall commitment to successfully manage through this period of uncertainty. Tennant is a resilient company that will emerge from this health crisis in a strong position and I am proud of the way our team members have responded with determination, dedication and resourcefulness to the unprecedented challenges of the ongoing pandemic.”

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Second-Quarter Operating Review
“The health and safety of our employees, customers and business partners are always our top priority,” said Killingstad. “In the second quarter, we took a number of actions globally in response to the pandemic to minimize its financial impact and to preserve our operational flexibility as we plan for the future.”
In the second quarter, the Company implemented a combination of reduced work schedules and furlough programs for employees globally, consistent with applicable laws and regulations. These actions also included pay reductions for our senior executives and the board of directors within the quarter. Additionally, Tennant reduced management incentives, limited travel to business-critical trips only, implemented work-from-home processes where possible, reduced non-essential discretionary and project spending, and participated in government programs, where appropriate, that benefited our EBITDA results. In total, a number of these actions resulted in approximately $15 million of cost savings that are not expected to repeat in subsequent quarters.

Sales Highlights
Tennant’s second-quarter 2020 consolidated net sales of $214.0 million were down 28.6 percent over the same period last year, including a 1.4 percent reduction from foreign currency. On an organic basis, sales declined 27.2 percent, reflecting an improved trend in June compared to earlier months in the quarter.

Regional Sales Highlights
◦Americas – Sales in the Americas declined 28.1 percent, or down 27.0 percent organically, with overall declines across North and Latin America, due to the pandemic, which offset continued strength for Tennant’s autonomous cleaning machines in North America.
◦EMEA – Sales in the Europe, Middle East and Africa (EMEA) region were down 32.3 percent, or 30.2 percent organically, primarily due to the broad economic impact of the pandemic across the entire region. Shutdowns of customer facilities were widespread in the second quarter.
◦APAC – Sales in the Asia Pacific (APAC) region decreased 21.8 percent, or down 20.1 percent organically, primarily as a result of significant decreases in sales in China, along with declines in Japan and Southeast Asia, due to the pandemic.

Profitability Measures and Related Factors (See the Supplemental Non-GAAP Financial Table)
◦Gross margin – Gross margin in the second quarter of 2020 was 42.3 percent, compared with 40.3 percent in the year-ago period. Adjusted gross margins during the second quarter of 2020 and 2019 were 42.3 percent and 41.4 percent, respectively, primarily
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reflecting actions directly resulting from the Company’s enterprise strategy efforts like pricing and cost-out initiatives, benefits from government programs, and cost actions including employee furloughs and reduced work hours.
◦Net income/Adjusted EBITDA – Tennant’s 2020 second-quarter net earnings and adjusted EBITDA decreased compared to the prior year primarily as a result of lower sales due to the pandemic. Net earnings decreased to $14.3 million, or $0.77 per diluted share, compared with $14.8 million, or $0.81 per diluted share. Adjusted earnings per diluted share, excluding non-operational items and amortization expense, were $0.96 compared with $1.35 in the year-ago period. Adjusted EBITDA in the second quarter of 2020 decreased to $35.3 million, or 16.5 percent of sales, compared with $41.8 million, or 13.9 percent of sales, in the second quarter of 2019. The increase as a percentage of sales was attributed to cost savings related to steps taken by the Company, including employee furloughs and reduced work schedules, reduced expected management incentives and proceeds from government programs that are not likely to repeat.

Cash Flow, Capital Allocation and Liquidity
During the second quarter of 2020, Tennant generated $39.8 million in cash flow from operations, primarily driven by business performance. Also in the second quarter, the Company repaid the $125 million it had previously drawn as a precaution from its $200 million revolver. As of June 30, 2020, the Company had $99.3 million in cash and cash equivalents, and approximately $157 million of undrawn funds in its revolver.

2020 Business Outlook
As previously announced, Tennant withdrew the full-year guidance it had provided on February 20, 2020, due to the uncertain nature of the ongoing pandemic. At this time, the Company cannot predict the total impact on its businesses and financial results for the remainder of fiscal 2020 but plans to share additional updates in its third-quarter earnings announcement and conference call.

Conference Call
Tennant will host a conference call to discuss its 2020 second-quarter results today, July 30, 2020, at 10 a.m. Central Time (11 a.m. Eastern Time). The conference call and accompanying slides will be available via webcast on Tennant's investor website. To listen to the call live and view the slide presentation, go to investors.tennantco.com and click on the link at the bottom of the home page. A recorded replay of the conference call, with accompanying slides, will be available at investors.tennantco.com.

Company Profile
Founded in 1870, Tennant Company (TNC), headquartered in Minneapolis, Minnesota, is a world leader in designing, manufacturing and marketing solutions that empower customers to achieve quality cleaning performance, reduce their environmental impact and help create a cleaner, safer, healthier world. Its products include equipment for maintaining surfaces in industrial, commercial and outdoor environments; detergent-free and other sustainable cleaning technologies; cleaning tools and supplies;

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and coatings for protecting, repairing and upgrading surfaces. Tennant's global field service network is the most extensive in the industry. Tennant Company had sales of $1.14 billion in 2019 and has approximately 4,400 employees. Tennant has manufacturing operations throughout the world and sells products directly in 15 countries and through distributors in more than 100 countries. For more information, visit www.tennantco.com and www.ipcworldwide.com. The Tennant Company logo and other trademarks designated with the symbol “®” are trademarks of Tennant Company registered in the United States and/or other countries.

Forward-Looking Statements
Certain statements contained in this document are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements do not relate to strictly historical or current facts and provide current expectations or forecasts of future events. Any such expectations or forecasts of future events are subject to a variety of factors. These include factors that affect all businesses operating in a global market as well as matters specific to us and the markets we serve. Particular risks and uncertainties presently facing us include: uncertainty surrounding the impacts and duration of the COVID-19 pandemic; our ability to effectively develop and manage strategic planning and growth processes and the related operational plans; our ability to successfully upgrade and evolve our information technology systems; fluctuations in the cost, quality or availability of raw materials and purchased components; geopolitical and economic uncertainty throughout the world; our ability to integrate acquisitions; our ability to attract, retain and develop key personnel and create effective succession planning strategies; our ability to successfully protect our information technology systems from cybersecurity risks; our ability to develop and commercialize new innovative products and services; the competition in our business; the occurrence of a significant business interruption; our ability to comply with global laws and regulations; the potential disruption of our business from actions of activist investors or others; unforeseen product liability claims or product quality issues; our ability to generate sufficient cash to satisfy our debt obligations; and foreign currency fluctuations.
We caution that forward-looking statements must be considered carefully and that actual results may differ in material ways due to risks and uncertainties both known and unknown. Information about factors that could materially affect our results can be found in our 2019 Form 10-K. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.
We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Investors are advised to consult any further disclosures by us in our filings with the Securities and Exchange Commission and in other written statements on related subjects. It is not possible to anticipate or foresee all risk factors, and investors should not consider any list of such factors to be an exhaustive or complete list of all risks or uncertainties.

Non-GAAP Financial Measures
This news release and the related conference call include presentation of Non-GAAP measures that include or exclude special items of a nonrecurring and/or non-operational nature (hereinafter referred to as “special items”). Management believes that the Non-GAAP measures provide useful information to investors regarding the Company’s results of operations and financial condition because they permit a more meaningful comparison and understanding of Tennant Company’s operating performance for the current, past or future periods. Management uses these Non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of the comparative operating performance of the Company.
We believe that disclosing Gross Profit – as adjusted, Gross Margin – as adjusted, Selling and Administrative Expense – as adjusted, Selling and Administrative Expense as a percent of Net Sales – as adjusted, Profit from Operations – as adjusted, Operating Margin – as adjusted, Profit Before Income Taxes – as adjusted, Income Tax Expense – as adjusted, Net Earnings Attributable to Tennant Company – as adjusted, Net Earnings Attributable to Tennant Company per Share – as adjusted, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) – as adjusted, and EBITDA Margin – as adjusted (collectively, the “Non-GAAP Measures”), excluding the impacts from special items, is useful to investors as a measure of operating performance. We use these as one measure to monitor and evaluate operating performance. The Non-GAAP measures are financial measures that do not reflect United States Generally Accepted Accounting Principles (GAAP).

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We calculate Gross Profit – as adjusted and Gross Margin – as adjusted by adding back the discontinuation of product lines. We calculate Selling and Administrative Expense – as adjusted, and Selling and Administrative Expense as a percent of Net Sales – as adjusted by adding back acquisition and integration costs, certain non-operational professional services, and restructuring charges recorded in S&A. We calculate Profit from Operations – as adjusted and Operating Margin – as adjusted by adding back the pre-tax effect of the discontinuation of product lines, acquisition and integration costs, certain non-operational professional services, and restructuring charges. We calculate Profit Before Income Taxes – as adjusted by adding back the pre-tax effect of the discontinuation of product lines, acquisition and integration costs, certain non-operational professional services, restructuring charges, and amortization expense. We calculate Income Tax Expense – as adjusted by adding back the tax effect of the discontinuation of product lines, acquisition and integration costs, certain non-operational professional services, restructuring charges and amortization expense. We calculate Net Earnings Attributable to Tennant Company – as adjusted by adding back the after-tax effect of the discontinuation of product lines, acquisition and integration costs, certain non-operational professional services, restructuring charges, and amortization expense. We calculate Net Earnings Attributable to Tennant Company per Share – as adjusted by adding back the after-tax effect of the discontinuation of product lines, acquisition and integration costs, certain non-operational professional services, restructuring charges, and amortization expense and dividing the result by the diluted weighted average shares outstanding. We calculate EBITDA – as adjusted by adding back the pre-tax effect of the discontinuation of product lines, acquisition and integration costs, certain non-operational professional services, restructuring charges, Interest Income, Interest Expense, Income Tax Expense, Depreciation Expense and Amortization Expense to Net Earnings Including Noncontrolling Interest – as reported. We calculate EBITDA Margin – as adjusted by dividing EBITDA – as adjusted by Net Sales.
Investors should consider these Non-GAAP financial measures in addition to, not as a substitute for, or better than, financial measures prepared in accordance with GAAP. Reconciliations of the components of these measures to the most directly comparable GAAP financial measures are included in the Supplemental Non-GAAP Financial Table to this earnings release.

FINANCIAL TABLES FOLLOW
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TENNANT COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

(In millions, except shares and per share data)	Three Months Ended		Six Months Ended
	June 30, 2020		June 30, 2020
	2020	2019	2020	2019
Net Sales	$214.0	$299.7	$466.1	$562.1
Cost of Sales	123.4	178.9	271.4	333.1
Gross Profit	90.6	120.8	194.7	229.0
Gross Margin	42.3%	40.3%	41.8%	40.7%
Operating Expense:
Research and Development Expense	6.6	8.4	14.0	15.6
Selling and Administrative Expense	61.1	92.5	143.4	182.7
Total Operating Expense	67.7	100.9	157.4	198.3
Profit from Operations	22.9	19.9	37.3	30.7
Operating Margin	10.7%	6.6%	8.0%	5.5%
Other Income (Expense):
Interest Income	0.8	0.9	1.7	1.7
Interest Expense	(5.6)	(5.4)	(10.7)	(10.5)
Net Foreign Currency Transaction Loss	—	(0.2)	(4.1)	—
Other (Expense) Income, Net	(0.2)	1.4	—	1.3
Total Other Expense, Net	(5.0)	(3.3)	(13.1)	(7.5)
Profit Before Income Taxes	17.9	16.6	24.2	23.2
Income Tax Expense	3.6	1.8	4.7	3.0
Net Earnings Including Noncontrolling Interest	14.3	14.8	19.5	20.2
Net Earnings Attributable to Tennant Company	$14.3	$14.8	$19.5	$20.2

Net Earnings Attributable to Tennant Company per Share:
Basic	$0.78	$0.82	$1.06	$1.12
Diluted	$0.77	$0.81	$1.05	$1.10

Weighted Average Shares Outstanding:
Basic	18,347,189	18,082,492	18,317,003	18,062,591
Diluted	18,584,693	18,394,865	18,614,527	18,367,384

GEOGRAPHICAL NET SALES(1) (Unaudited)

(In millions)	Three Months Ended			Six Months Ended
	June 30			June 30
	2020	2019	%	2020	2019	%
Americas	$136.3	$189.5	(28.1)	$298.9	350.3	(14.7)
Europe, Middle East and Africa	54.8	80.9	(32.3)	126.8	158.9	(20.2)
Asia Pacific	22.9	29.3	(21.8)	40.4	52.9	(23.6)
Total	$214.0	$299.7	(28.6)	$466.1	$562.1	(17.1)
(1) Net of intercompany sales.
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TENNANT COMPANY
CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions)	June 30,	December 31,
	2020	2019
ASSETS
Current Assets:
Cash, Cash Equivalents and Restricted Cash	$99.3	$74.6
Receivables:
Trade, less Allowances of $3.9 and $3.6, respectively	180.3	216.5
Other	3.9	6.8
Net Receivables	184.2	223.3
Inventories	149.9	150.1
Prepaid and Other Current Assets	27.5	33.0
Total Current Assets	460.9	481.0
Property, Plant and Equipment	428.4	412.5
Accumulated Depreciation	(249.8)	(239.2)
Property, Plant and Equipment, Net	178.6	173.3
Operating Lease Assets	42.4	46.6
Goodwill	193.9	195.1
Intangible Assets, Net	126.7	137.7
Other Assets	25.7	29.2
Total Assets	$1,028.2	$1,062.9

LIABILITIES AND TOTAL EQUITY
Current Liabilities:
Current Portion of Long-Term Debt	$42.5	$31.3
Accounts Payable	77.4	94.1
Employee Compensation and Benefits	45.0	63.5
Other Current Liabilities	86.6	86.0
Total Current Liabilities	251.5	274.9
Long-Term Liabilities:
Long-Term Debt	297.5	307.5
Long-Term Operating Lease Liabilities	27.1	30.3
Employee-Related Benefits	18.0	19.4
Deferred Income Taxes	38.7	41.7
Other Liabilities	22.3	27.8
Total Long-Term Liabilities	403.6	426.7
Total Liabilities	655.1	701.6
Equity:
Common Stock	6.9	6.9
Additional Paid-In Capital	49.4	45.5
Retained Earnings	357.4	346.0
Accumulated Other Comprehensive Loss	(42.0)	(38.5)
Total Tennant Company Shareholders’ Equity	371.7	359.9
Noncontrolling Interest	1.4	1.4
Total Equity	373.1	361.3
Total Liabilities and Total Equity	$1,028.2	$1,062.9

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TENNANT COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)	Six Months Ended
	June 30
	2020	2019
OPERATING ACTIVITIES
Net Earnings Including Noncontrolling Interest	$19.5	$20.2
Adjustments to reconcile Net Earnings to Net Cash Provided by Operating Activities:
Depreciation	15.7	15.9
Amortization of Intangible Assets	10.0	11.5
Amortization of Debt Issuance Costs	0.7	0.6
Fair Value Step-Up Adjustment to Acquired Inventory	—	0.9
Deferred Income Taxes	(2.7)	(4.2)
Share-Based Compensation Expense	2.8	5.0
Allowance for Doubtful Accounts and Returns	0.7	0.9
Acquisition Contingent Consideration Adjustment	(0.3)	2.0
Note Receivable Writedown	—	2.7
Other, Net	1.3	0.1
Changes in Operating Assets and Liabilities, Net of Assets Acquired:
Receivables, Net	38.3	(16.3)
Inventories	(5.1)	(23.1)
Accounts Payable	(17.8)	0.5
Employee Compensation and Benefits	(16.4)	(4.4)
Other Current Liabilities	2.3	(2.1)
Other Assets and Liabilities	(0.5)	0.7
Net Cash Provided by Operating Activities	48.5	10.9

INVESTING ACTIVITIES
Purchases of Property, Plant and Equipment	(18.4)	(25.4)
Proceeds from Disposals of Property, Plant and Equipment	0.1	—
Proceeds from Principal Payments Received on Long-Term Note Receivable	—	0.1
Acquisition of Business, Net of Cash, Cash Equivalents and Restricted Cash Acquired	—	(8.9)
Purchase of Intangible Assets	(0.1)	(0.4)
Net Cash Used in Investing Activities	(18.4)	(34.6)

FINANCING ACTIVITIES
Proceeds from Borrowings	126.4	25.0
Repayments of Debt	(125.5)	(25.9)
Change in Finance Lease Obligations	(0.1)	(0.1)
Proceeds from Issuances of Common Stock	2.6	1.2
Purchase of Noncontrolling Owner Interest	—	(0.5)
Dividends Paid	(8.1)	(8.0)
Net Cash Used in Financing Activities	(4.7)	(8.3)

Effect of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	(0.7)	1.3

Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	24.7	(30.7)

Cash, Cash Equivalents and Restricted Cash at Beginning of Period	74.6	86.1

Cash, Cash Equivalents and Restricted Cash at End of Period	$99.3	$55.4

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TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In millions, except per share data)	Three Months Ended		Six Months Ended
	June 30		June 30
	2020	2019	2020	2019

Gross Profit - as reported	$90.6	$120.8	$194.7	$229.0
Gross Margin - as reported	42.3%	40.3%	41.8%	40.7%
Adjustments:
Discontinuation of Product Lines	—	2.4	1.7	2.4
Inventory Step-Up	$—	$0.9	$—	$0.9
Gross Profit - as adjusted	$90.6	$124.1	$196.4	$232.3
Gross Margin - as adjusted	42.3%	41.4%	42.1%	41.3%

Selling and Administrative Expense - as reported	$61.1	$92.5	$143.4	$182.7
Selling and Administrative Expense as a percent of Net Sales - as reported	28.6%	30.9%	30.8%	32.5%
Adjustments:
Acquisition and Integration Costs	—	(0.8)	—	(1.4)
Professional Services	—	—	—	(0.1)
Restructuring Charge	(0.3)	—	(1.1)	(4.3)
Note Receivable Write-down	—	(2.7)	—	(2.7)
Acquisition Contingent Consideration Adjustment	0.3	(2.0)	0.3	(2.0)
Selling and Administrative Expense - as adjusted	$61.1	$87.0	$142.6	$172.2
Selling and Administrative Expense as a percent of Net Sales - as adjusted	28.6%	29.0%	30.6%	30.6%

Profit from Operations - as reported	$22.9	$19.9	$37.3	$30.7
Operating Margin - as reported	10.7%	6.6%	8.0%	5.5%
Adjustments:
Discontinuation of Product Lines	—	2.4	1.7	2.4
Inventory Step-Up	—	0.9	—	0.9
Acquisition and Integration Costs	—	0.8	—	1.4
Professional Services	—	—	—	0.1
Restructuring Charge	0.3	—	1.1	4.3
Note Receivable Write-down	—	2.7	—	2.7
Acquisition Contingent Consideration Adjustment	(0.3)	2.0	(0.3)	2.0
Profit from Operations - as adjusted	$22.9	$28.7	$39.8	$44.5
Operating Margin - as adjusted	10.7%	9.6%	8.5%	7.9%

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TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In millions, except per share data)	Three Months Ended		Six Months Ended
	June 30		June 30
	2020	2019	2020	2019
Profit Before Income Taxes - as reported	$17.9	$16.6	$24.2	$23.2
Adjustments:
Discontinuation of Product Lines	—	2.4	1.7	2.4
Inventory Step-Up	—	0.9	—	0.9
Acquisition and Integration Costs (S&A Expense)	—	0.8	—	1.4
Acquisition and Integration Costs (Other Income, Net)	—	(1.8)	—	(1.8)
Professional Services	—	—	—	0.1
Restructuring Charge	0.3	—	1.1	4.3
Note Receivable Write-down	—	2.7	—	2.7
Acquisition Contingent Consideration Adjustment	(0.3)	2.0	(0.3)	2.0
Amortization Expense	5.0	5.8	10.0	11.5
Profit Before Income Taxes - as adjusted	$22.9	$29.4	$36.7	$46.7

Income Tax Expense - as reported	$3.6	$1.8	$4.7	$3.0
Adjustments:
Discontinuation of Product Lines(1)	—	0.6	0.4	0.6
Inventory Step-Up(1)	—	0.2	—	0.2
Acquisition and Integration Costs (S&A Expense)(1)	—	0.2	—	0.3
Acquisition and Integration Costs (Other Income, Net)(1)	—	—	—	—
Professional Services(1)	—	—	—	—
Restructuring Charge(1)	0.1	—	0.4	1.2
Note Receivable Write-down(1)	—	—	—	—
Acquisition Contingent Consideration Adjustment(1)	—	—	—	—
Amortization Expense(1)	1.4	1.7	2.8	3.1
Income Tax Expense - as adjusted	$5.1	$4.5	$8.3	$8.4

(1) In determining the tax impact, we applied the statutory rate in effect for each jurisdiction where expenses were incurred and deductible for tax purposes.
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TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In millions, except per share data)	Three Months Ended		Six Months Ended
	June 30		June 30
	2020	2019	2020	2019

Net Earnings Attributable to Tennant Company - as reported	$14.3	$14.8	19.5	20.2
Adjustments:
Discontinuation of Product Lines	—	1.8	1.3	1.8
Inventory Step-Up	—	0.7	—	0.7
Acquisition and Integration Costs (S&A Expense)	—	0.6	—	1.1
Acquisition and Integration Costs (Other Income, Net)	—	(1.8)	—	(1.8)
Professional Services	—	—	—	0.1
Restructuring Charge	0.2	—	0.7	3.1
Note Receivable Write-down	—	2.7	—	2.7
Acquisition Contingent Consideration Adjustment	(0.3)	2.0	(0.3)	2.0
Amortization Expense	3.6	4.1	7.2	8.4
Net Earnings Attributable to Tennant Company - as adjusted	$17.8	$24.9	28.4	38.3

Net Earnings Attributable to Tennant Company per Share - as reported:
Diluted	$0.77	$0.81	1.05	1.10
Adjustments:
Discontinuation of Product Lines	—	0.10	0.07	0.10
Inventory Step-Up	—	0.04	—	0.04
Acquisition and Integration Costs (S&A Expense)	—	0.02	—	0.06
Acquisition and Integration Costs (Other Income, Net)	—	(0.10)	—	(0.10)
Professional Services	—	—	—	—
Restructuring Charge	0.01	—	0.04	0.17
Note Receivable Write-down	—	0.15	—	0.15
Acquisition Contingent Consideration Adjustment	(0.02)	0.11	(0.02)	0.11
Amortization Expense	0.20	0.22	0.39	0.46
Net Earnings Attributable to Tennant Company per Share - as adjusted	$0.96	$1.35	1.53	2.09

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TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In millions, except per share data)	Three Months Ended		Six Months Ended
	June 30		June 30
	2020	2019	2020	2019

Net Earnings Including Noncontrolling Interest - as reported	$14.3	$14.8	$19.5	$20.2
Adjustments:
Interest Income	(0.8)	(0.9)	(1.7)	(1.7)
Interest Expense	5.6	5.4	10.7	10.5
Income Tax Expense	3.6	1.8	4.7	3.0
Depreciation Expense	7.6	7.9	15.7	15.9
Amortization Expense	5.0	5.8	10.0	11.5
Discontinuation of Product Lines	—	2.4	1.7	2.4
Inventory Step-Up	—	0.9	—	0.9
Acquisition and Integration Costs (S&A Expense)	—	0.8	—	1.4
Acquisition and Integration Costs (Other Income, Net)	—	(1.8)	—	(1.8)
Professional Services	—	—	—	0.1
Restructuring Charge	0.3	—	1.1	4.3
Note Receivable Write-down	—	2.7	—	2.7
Acquisition Contingent Consideration Adjustment	(0.3)	2.0	(0.3)	2.0
Earnings Before Interest, Taxes, Depreciation & Amortization - as adjusted	$35.3	$41.8	$61.4	$71.4
EBITDA Margin - as adjusted	16.5%	13.9%	13.2%	12.7%

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